UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 La Jolla Village Drive, Suite 400, San Diego, California 92122

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 452-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2012, La Jolla Pharmaceutical Company (“La Jolla” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), dated as of January 19, 2012, with Solana Therapeutics, Inc., a Delaware corporation (“Solana”). Pursuant to the Agreement, La Jolla agreed to acquire from Solana global development and commercialization rights to and certain assets related to an investigational new drug referred to as GCS-100 (“GCS-100”), which include patents and patent rights, regulatory registrations and study drug supplies (collectively, the “Purchased Assets”). The acquisition of the Purchased Assets was completed on January 19, 2012 (the “Closing”). In consideration for the Purchased Assets, La Jolla agreed to pay a nominal amount at the Closing and agreed to use commercially reasonable efforts to complete a Phase 2a clinical study of GCS-100.

On January 19, 2012, La Jolla entered into a Consent and Amendment Agreement (the “Amendment Agreement”) with certain of its Series C-11 Convertible Preferred Stock holders to amend the terms of the Securities Purchase Agreement, dated as of May 24, 2010 (“Securities Purchase Agreement”), and the forms of Cash Warrants (as defined in the Securities Purchase Agreement) and Cashless Warrants (as defined in the Securities Purchase Agreement), as well as to adopt the Certificate of Designations, Preferences and Rights of Series C-12 Convertible Preferred Stock (“Series C-12 Stock”), Series C-22 Convertible Preferred Stock (“Series C-22 Stock”), Series D-12 Convertible Preferred Stock (“Series D-12 Stock”) and Series D-22 Convertible Preferred Stock (“Series D-22 Stock”) (the “Series C/D Certificate”). Under the Amendment Agreement, the Termination Date (as defined in the Cash Warrants and Cashless Warrants) is amended to extend the Termination Date to the date that is three years following the Closing of the asset purchase.

As part of the Amendment Agreement, La Jolla designated four new series of preferred stock on January 19, 2012: its Series C-12 Stock, Series C-22 Stock, Series D-12 Stock, and Series D-22 Stock (collectively, the “New Preferred Stock”). It exchanged on a one-for-one exchange ratio each share of its existing Series C-11 Convertible Preferred Stock that was outstanding for a new share of Series C-12 Stock. Each holder of New Preferred Stock may convert its New Preferred Stock shares into La Jolla’s common stock, par value $0.0001 per share (“Common Stock”), subject to a weekly conversion cap equal to the product of the face amount of the outstanding Series C-12 Stock held by the stockholder on the Closing multiplied by the Conversion Cap (as defined in the Series C/D Certificate) for such week. Depending on the Volume-Weighted Closing Price, or VWCP (as defined in the Series C/D Certificate), for the last 3 Trading Days (as defined in the Series C/D Certificate) during the previous calendar week, the Conversion Cap can range from 0% to 3.76%. Each New Preferred Stock holder may only convert such preferred shares into Common Stock to the extent that after such conversion such holder owns less than 9.999% of La Jolla’s issued and outstanding Common Stock.

On the first anniversary of the Agreement, the holders of Series C-12 Stock may redeem a number of shares of Series C-12 Stock equal to the lesser of (i) the entire balance of the outstanding Series C-12 Stock, and (ii) 2,900 shares of Series C-12 Stock. The New Preferred Stock also allows for redemption by its holders following the occurrence of certain other events. If the holders of Series C-12 Stock redeem a number of shares of Series C-12 Stock equal to or greater than the lesser of (i) the entire balance of the outstanding Series C-12 Stock and (ii) 2,900 shares of Series C-12 Stock, then Solana shall have the right for a period of 10 business days following the earlier of (i) or (ii) above, to elect to purchase from La Jolla all right, title and interest in and to the Purchased Assets, including any assets and patent rights arising from the Purchased Assets after the Closing of the asset purchase, upon repaying to La Jolla the nominal consideration paid pursuant to the Agreement.

The Agreement, Amendment Agreement and the Series C/D Certificate (the “Transaction Agreements”) are filed herewith. The Transaction Agreements are not intended to provide any other factual information about La Jolla or Solana. The representations, warranties and covenants contained in the Transaction Agreements were made solely for purposes of the Transaction Agreements and, as of specific dates, were solely for the benefit of the parties to the Transaction Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders of La Jolla are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of La Jolla or Solana. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in La Jolla’s public disclosures.

The foregoing description of the Transaction Agreements do not purport to be complete and are qualified in their entirety by reference to each Transaction Agreement, copies of which are attached as Exhibits hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference. The exchange of Series C-11 Convertible Preferred Stock for Series C-12 Convertible Preferred Stock was accomplished pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 3.03	Material Modification of Rights of Security Holders

The information set forth under Item 1.01 above regarding the exchange of the Series C-11 Convertible Preferred Stock is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2012, effective upon the Closing of the asset purchase, George F. Tidmarsh, M.D., Ph.D., age 52, was appointed as the President and Chief Executive Officer of the Company. As such, on January 19, 2012, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Tidmarsh. Dr. Tidmarsh’s annual base salary will be $240,000 for the first year of his employment with the Company and will increase to $420,000 on the one- year anniversary of his employment start date. In addition, four weeks following the Conversion Price Adjustment Date (as defined in the Series C/D Certificate), Dr. Tidmarsh will receive an option to purchase the number of shares of Common Stock equal to 7.5% of the Company’s fully diluted, as-converted shares (the “First Option”), subject to the terms and conditions of any applicable award agreements and other restrictions and limitations generally applicable to Common Stock or equity awards held by Company executives or otherwise imposed by law. Subject to applicable terms and conditions, the First Option shall vest with respect to 25% of the underlying shares on the one-year anniversary of Dr. Tidmarsh’s employment start date, with the remainder vesting monthly, in equal monthly installments, over the three years thereafter. The First Option will be exercisable at a price equal to the fair market value of a share of Common Stock on the date of the grant of the First Option. Dr. Tidmarsh will also receive an additional option to purchase the number of shares of Common Stock equal to 7.5% of the Company’s fully diluted, as-converted shares on the second anniversary of Dr. Tidmarsh’s employment start date, less the number of shares subject to the First Option on the First Option grant date (the “Second Option”), and the Second Option will also be subject to the same terms and conditions as the First Option. Subject to applicable terms and conditions, 50% of the underlying shares of the Second Option will be fully vested on the date of the grant with the remainder vesting monthly, in equal monthly installments, over the two years thereafter. The Second Option will be exercisable at a price equal to the fair market value of a share of Common Stock on the date of the grant of the Second Option.

Dr. Tidmarsh’s employment history of the previous five years is as follows: he has been the Chief Executive Officer of Solana since August 2011; he was a Senior Vice President and Chief Scientific Officer of Spectrum Pharmaceuticals, Inc. from July 2010 to July 2011; he has been an Associate Professor of Neonatology at Stanford University School of Medicine since October 2010; he founded and was the Chief Executive Officer of Metronome Therapeutics, Inc. from March 2006 to July 2010; and he founded and was the Chief Executive Officer of Horizon Pharma, Inc. from September 2005 to July 2008.

On January 19, 2012, Dr. Tidmarsh and Saiid Zarrabian were appointed to the Board of Directors of the Company. Dr. Tidmarsh was appointed as a Class III director and Mr. Zarrabian was appointed as a Class I director, each to serve until their successors are elected and qualified. Bertrand C. Liang, M.D., Ph.D. resigned from the Board of Directors and all committees and related positions of the Company on January 17, 2012 and Robert A. Fildes, Ph.D. and Deirdre Y. Gillespie, M.D. resigned from the Board of Directors and all committees and related positions of the Company on

January 19, 2012. The resignation of Dr. Liang, Dr. Fildes and Dr. Gillespie did not involve any disagreement with the Company. Mr. Zarrabian’s compensation for serving on the Board of Directors of the Company is $8,750 quarterly, and, four weeks following the Conversion Price Adjustment Date (as defined in the Series C/D Certificate), he will also receive an option to purchase a number of shares equal to 0.45% of the Company’s fully diluted, as-converted Common Stock (“Zarrabian Option”), subject to the terms and conditions of any applicable award agreements and other restrictions and limitations generally applicable to Common Stock or otherwise imposed by law. The Zarrabian Option will be exercisable at a price equal to the fair market value of a share of Common Stock on the date of the grant, which option will vest equally, on a quarterly basis, for one year following the commencement of his service on the Company’s Board of Directors.

On January 19, 2012, effective upon the Closing of the asset purchase, Dr. Gillespie resigned as the Company’s President and Chief Executive Officer, and Gail A. Sloan, C.P.A., resigned as the Company’s Chief Financial Officer. Both of the Company’s aforementioned officers entered into separation agreements (collectively, the “Separation Agreements”) with the Company, and the Company agreed to make separation payments to Dr. Gillespie of $77,778 and to Ms. Sloan of $62,222.

The foregoing description of the Separation Agreements and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to each Separation Agreement and the Employment Agreement, copies of which are attached as Exhibits hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company will file its Series C/D Certificate with the State of Delaware on January 20, 2012. The Series C/D Certificate provides the holders with the following rights:

•	The holders of New Preferred Stock do not have voting rights unless required by the Delaware General Corporation Law or as set forth below.

•

Cumulative dividends are payable on the Series C-1[2] Stock and Series C-2[2] Stock (together referred to herein as the “Series C Preferred”) at a rate of 15% per annum, each accruing from the date of issuance through the date of conversion or redemption, payable semi-annually in shares of Series C-1[2] Stock and Series C-2[2] Stock, respectively. Neither the Series D-1[2] Stock nor the Series D-2[2] Stock is entitled to dividends.

•

The New Preferred Stock is convertible into Common Stock, initially at a rate of 166,667 shares of Common Stock for each share of New Preferred Stock, subject to certain limitations discussed below, at the election of the holders of New Preferred Stock. The conversion rate will be adjusted for certain events, such as stock splits, stock dividends, reclassifications and recapitalizations, and the New Preferred Stock is subject to full-ratchet anti-dilution protection such that any subsequent issuance of Common Stock below the effective conversion price of the New Preferred Stock at the time of such issuance automatically adjusts the conversion price of the New Preferred Stock to such lower price. There are also limits on the amount of New Preferred Stock that can be converted and the timing of such conversions.

•

Upon a Liquidation Event (as defined in each Series C/D Certificate), no other class or series of capital stock can receive any payment unless the New Preferred Stock has first received a payment in an amount equal to $1,000 per share, plus all accrued and unpaid dividends, if applicable.

•

In the event that certain actions occur without the prior written consent of the holders of 80% of the shares of New Preferred Stock and Warrants (as defined in the Securities Purchase Agreement) on an as-converted basis (the “Requisite Holders”), such as the Company’s material breach of any material representation or warranty under the Securities Purchase Agreement, a suspension of the trading of the Common Stock, the failure to timely deliver shares on conversion of the New Preferred Stock, the Company commences a bankruptcy proceeding, winding up, dissolution and the like, or the consummation of a Change of Control (as defined in the Series C/D Certificate), then the holders of the Series C Preferred shall have the right, upon the delivery of a notice to the Company by the Requisite Holders, to have such shares redeemed by the Company for an amount equal to the greater of $1,000 per share, plus accrued and unpaid dividends, or the fair market value of the underlying Common Stock issuable upon conversion of the Series C Preferred.

•

In the event that the Company fails to timely deliver shares on conversion of the New Preferred Stock, under certain circumstances, the Company must pay the New Preferred Stock holder’s costs and expenses of acquiring Cover Shares (as defined in the Series C/D Certificate).

•

Upon certain redemption events, such as the Company’s breach of covenants or material representations or warranties under the Securities Purchase Agreement, the conversion price of the New Preferred Stock decreases to 10% of the conversion price in effect immediately before such redemption event.

•

So long as at least 1,000 shares of New Preferred Stock remain outstanding (or at least 3,000 shares of New Preferred Stock remain outstanding if the Cash Warrants have been fully exercised), the Company may not take a variety of actions (such as altering the rights, powers, preferences or privileges of the New Preferred Stock so as to effect the New Preferred Stock adversely, amending any provision of the Company’s certificate of incorporation, setting aside any monies for the redemption, purchase or other acquisition of, or declare or pay any dividend or make any Distribution (as defined in the Series C/D Certificate) or other distribution other than pursuant to the Series C/D Certificate or equity compensation plans, increasing the value of the Common Stock, entering into an agreement for a Strategic Transaction or Change of Control (as each is defined in the Series C/D Certificate), consummating any financing or filing a registration statement with the Securities and Exchange Commission, incurring liabilities for no consideration or for cash consideration, property, services or other exchange, or taking any action or entering into any agreement causing the Company’s Net Cash (as defined in the Series C/D Certificate) to fall below $2,900,000 until the date that is thirteen months from the Closing of the asset purchase) without the prior approval of the Requisite Holders.

•	Subject to the approval of the Requisite Holders, 2,900 shares of the Series C-1[2] Stock are redeemable on, and only on, the twelve month anniversary of the Closing of the asset purchase.

The disclosure regarding the Reverse Stock Split (defined below) set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

The Company’s stockholders previously approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding Common Stock subject to certain parameters. The Series C-11 Convertible Preferred Stock holders of the Company authorized the Company’s Board of Directors to effect and the Board of Directors has since approved a reverse stock split to be implemented within eight weeks of the date of Closing of the asset purchase, with such reverse stock split having an exchange ratio of 1-for-100 (the “Reverse Stock Split”). No fractional shares will be issued, and, instead, fractional shares will be rounded up to the nearest whole share. Pursuant to the Series C/D Certificate, the conversion price for the New Preferred Stock will each automatically be adjusted downward if, after the Reverse Stock Split, on the Conversion Price Adjustment Date (as defined in the Series C/D Certificate), the VWCP (as defined in the Series C/D Certificate) for the three consecutive Trading Day period ending on the last Trading Day prior to the Conversion Price Adjustment Date (the “Adjustment 3-Day Average Price”) is less than the product of the conversion price then in effect multiplied by ten. If this is the case, then the conversion price of the New Preferred Stock shall be reduced to a price equal to ten percent (10%) of the Adjustment 3-Day Average Price.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and between La Jolla Pharmaceutical Company and Solana Therapeutics, Inc., dated as of January 19, 2012.

3.1	Certificate of Designations, Preferences and Rights of Series C-1[2] Convertible Preferred Stock, Series C-2[2] Convertible Preferred Stock, Series D-1[2] Convertible Preferred Stock and Series D-2[2] Convertible Preferred Stock.

10.1	Consent and Amendment Agreement by and among La Jolla Pharmaceutical Company and the undersigned parties thereto, dated as of January 19, 2012.

10.2	Confidential Separation Agreement and General Release of All Claims by and between La Jolla Pharmaceutical Company and Deirdre Y. Gillespie, M.D., dated as of January 13, 2012.

10.3	Confidential Separation Agreement and General Release of All Claims by and between La Jolla Pharmaceutical Company and Gail A. Sloan, dated as of January 13, 2012.

10.4	Employment Offer Letter by and between La Jolla Pharmaceutical Company and George Francis Tidmarsh, M.D., Ph.D., dated as of January 19, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: January 20, 2012	By:	/s/ George Tidmarsh
Name: George Tidmarsh
Title: President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between La Jolla Pharmaceutical Company and Solana Therapeutics, Inc., dated as of January 19, 2012.

3.1	Certificate of Designations, Preferences and Rights of Series C-1[2] Convertible Preferred Stock, Series C-2[2] Convertible Preferred Stock, Series D-1[2] Convertible Preferred Stock and Series D-2[2] Convertible Preferred Stock.

10.1	Consent and Amendment Agreement by and among La Jolla Pharmaceutical Company and the undersigned parties thereto, dated as of January 19, 2012.

10.2	Confidential Separation Agreement and General Release of All Claims by and between La Jolla Pharmaceutical Company and Deirdre Y. Gillespie, M.D., dated as of January 13, 2012.

10.3	Confidential Separation Agreement and General Release of All Claims by and between La Jolla Pharmaceutical Company and Gail A. Sloan, dated as of January 13, 2012.

10.4	Employment Offer Letter by and between La Jolla Pharmaceutical Company and George Francis Tidmarsh, M.D., Ph.D., dated as of January 19, 2012.